Exhibit 10.10

FORM OF

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is entered into this   , by and between Overseas Shipholding Group, Inc., a Delaware corporation (“OSG”), and International Seaways, Inc. (f/k/a OSG International, Inc.), a Marshall Islands corporation (“INSW,” and, together with OSG, each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, upon the terms and subject to the conditions of a Separation and Distribution Agreement by and among OSG and INSW, dated as of     (the “Separation Agreement”), at the Effective Time (as defined below), OSG will distribute all of the outstanding shares of common stock of INSW, each without par value (the “Common Stock”), held by OSG on a pro rata basis to holders of OSG’s common stock and warrants (the “Spin-Off”);

WHEREAS, the Spin-Off will separate OSG and INSW into two distinct businesses;

WHEREAS, in connection therewith OSG desires that INSW provide, through the INSW Service Providers (as defined below), to the INSW Service Recipients (as defined below) certain transition services (the “INSW Services”) with respect to the operation of the INSW Service Recipients following the Closing Date (as defined below), as such are more fully described in Schedule A hereto (as such Schedule A may be amended in accordance with the terms hereof), and INSW desires to provide such INSW Services; and

WHEREAS, in connection therewith INSW desires that OSG provide, through the OSG Service Providers (as defined below), to the OSG Service Recipients (as defined below) certain transition services (the “OSG Services”) with respect to the operation of the OSG Service Recipients following the Closing Date (as defined below), as such are more fully described in Schedule A hereto (as such Schedule A may be amended in accordance with the terms hereof), and OSG desires to provide such OSG Services.

NOW, THEREFORE, in consideration of the promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

Article I

DEFINITIONS

1.1          Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms, either directly or indirectly by cross-reference to the Separation Agreement, as it may be amended from time to time in accordance with the terms thereof. The following capitalized terms shall have the meanings set forth below:

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“Affiliate” of a specified person means a person who, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such specified person. It is expressly agreed that, prior to, at and after the Effective Time, for purposes of this Agreement, (a) no member of the OSG Group (as defined in the Separation Agreement) shall be deemed to be an Affiliate of any member of the INSW Group (as defined in the Separation Agreement) and (b) no member of the INSW Group shall be deemed to be an Affiliate of any member of the OSG Group.

“Agreement” shall have the meaning assigned thereto in the preamble.

“Closing Date” shall mean the date on which the Spin-Off contemplated by the Separation Agreement is consummated.

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Customer Information” shall have the meaning assigned thereto in Section 4.1(b).

“Dedicated Employee” shall have the meaning assigned thereto in Section 7.14.

“Dispute Escalation Notice” shall have the meaning assigned thereto in Section 2.9(f).

“Effective Time” shall mean the time that the Spin-Off is consummated.

“End Date” shall have the meaning set forth in Section 2.8.

“Final Coordinator” shall have the meaning assigned thereto in Section 2.9(a).

“Force Majeure Event” means any act of God, fire, flood, storm or explosion; any strike, lockout or other material labor disturbance; any material shortage of facilities, labor, materials or equipment; any delay in transportation, breakdown or accident; any Law; any riot, war, act of terror, rebellion or insurrection; any embargo or fuel or energy shortage; any material interruption in telecommunications, Internet or utilities services; or any other event, in each case beyond the control of a Party and that actually prevents, hinders or delays such Party from performing its obligations under this Agreement.

“Governmental Authority” means any supra national, national, federal, state or local governmental, regulatory, judicial or administrative authority, agency or commission, or securities or broker-dealer industry self-regulatory organization.

“INSW” shall have the meaning assigned thereto in the preamble.

“INSW Data” means all data that comprises part of the INSW Assets (as defined in the Separation Agreement).

“INSW Migration Services” shall have the meaning assigned thereto in Section 6.7.

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“INSW Services” shall have the meaning assigned thereto in the recitals.

“INSW Service Provider” means each entity providing INSW Services.

“INSW Service Recipient” means OSG and certain of its Affiliates.

“INSW Transition” shall have the meaning assigned thereto in Section 6.7.

“Interest Rate” means a rate equal to the rate of interest publicly announced by Citibank N.A. in the City of New York from time to time during such period, as such bank’s prime lending rate.

“Law” means any statute, law, rule, regulation, requirement, ordinance, decree, directive, order, writ, judgment, interpretation, stipulation, determination, award, injunction, temporary restraining order, cease and desist order or other order promulgated by any Governmental Authority, or any capital plan, supervisory agreement or memorandum of understanding with any Governmental Authority.

“Liabilities” means, with respect to any Person, any and all liabilities, and obligations of such Person, whether absolute, accrued, contingent, reflected on a balance sheet (or in the notice thereto) or otherwise, including those arising under or in connection with any Law, action, order, and those arising under any contract, commitment or undertaking and including tax liabilities.

“Licensed Space” shall have the meaning set forth in Section 2.10.

“Loss” shall mean any and all losses, Liabilities, claims, damages, obligations, payments, costs and expenses (including any and all Liabilities, costs and expenses associated with any actions and reasonable attorneys’ fees and expenses in connection therewith); provided, that the foregoing does not include any Loss arising out of or relating to any claim for indirect, incidental, special, consequential or punitive damages, or, without limitation, property damage or lost profits.

“Materials” shall have the meaning assigned thereto in Section 6.6.

“Migration Services” shall have the meaning assigned thereto in Section 6.7.

“Omitted Service” shall have the meaning assigned thereto in Section 2.3.

“OSG” shall have the meaning assigned thereto in the preamble.

“OSG Data” means all data that comprises part of the OSG Assets (as defined in the Separation Agreement).

“OSG Migration Services” shall have the meaning assigned thereto in Section 6.7.

“OSG Services” shall have the meaning assigned thereto in the recitals.

“OSG Service Provider” means each entity providing OSG Services.

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“OSG Service Recipient” means INSW and certain of its Affiliates.

“OSG Transition” shall have the meaning assigned thereto in Section 6.7.

“Party” or “Parties” shall have the meaning assigned thereto in the preamble.

“Person” shall mean any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity or organization, including, without limitation, any Governmental Authority.

“Representative” shall have the meaning assigned thereto in Section 4.1(a).

“Separation Agreement” shall have the meaning assigned thereto in the recitals.

“Service Coordinators” shall have the meaning assigned thereto in Section 2.9(a).

“Service Extension Request” shall have the meaning assigned thereto in Section 6.3(b).

“Shortfall Notice” shall have the meaning assigned thereto in Section 2.5(b).

“Significant Services Shortfall” shall have the meaning assigned thereto in Section 2.5(b).

“Term” shall have the meaning assigned thereto in Section 6.1.

“Transition” shall have the meaning assigned thereto in Section 6.7.

1.2          Interpretation; Certain Definitions. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of, or a Schedule or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a person are also to its permitted successors and assigns. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

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Article II

TRANSITION SERVICES

2.1          INSW Services. During the term of this Agreement, INSW shall provide, or shall cause one or more INSW Service Providers to provide, to the INSW Service Recipients as set forth in Schedule A hereto the INSW Services, as such INSW Services are more particularly described in Schedule A attached hereto, upon the terms and subject to the conditions of this Agreement and such Schedule A.

2.2          OSG Services. During the term of this Agreement, OSG shall provide, or shall cause one or more OSG Service Providers to provide, to the OSG Service Recipients as set forth in Schedule A hereto the OSG Services, as such OSG Services are more particularly described in Schedule A attached hereto, upon the terms and subject to the conditions of this Agreement and such Schedule A.

2.3          Omitted Services. Upon discovery by OSG or INSW, as the case may be, that a service that (a) was provided by INSW or OSG, as the case may be prior to the Effective Time, (b) is reasonably necessary to conduct the business of OSG or INSW, as the case may be, (c) would be commercially reasonable and not a violation of applicable Law for such service to be provided by OSG or INSW or an entity unaffiliated with OSG or INSW, as the case may be, and (d) has been inadvertently omitted from Schedule A (an “Omitted Service”), OSG or INSW shall so notify the Service Coordinators (as defined in Section 2.9(a)) and, (i) if the Service Coordinators agree in good faith that the service constitutes an Omitted Service, the Parties will promptly amend Schedule A to add the Omitted Service and the relevant OSG Service Provider or INSW Service Provider shall begin rendering the Omitted Service as soon as reasonably practicable and (ii) if such Omitted Service is not reflected in the payment amounts set forth on the Schedules, the agreed upon amount (based on past practice, but taking into account any change in the volume of such Omitted Service provided) shall be added to the amended Schedule. If the Service Coordinators cannot reach an agreement within five Business Days following receipt of a notification pursuant to this Section 2.3, the matter shall be escalated in accordance with the escalation provisions set forth in Section 2.9.

2.4          Additional Services. From time to time, one or more INSW Service Recipients or OSG Service Recipients may request additional services by providing OSG or INSW, as the case may be, with reasonable prior written notice. Upon mutual agreement between OSG and INSW, Schedule A shall be amended to include such additional services.

2.5          Standard of Performance for INSW Services and OSG Services.

(a)          INSW shall provide, or shall cause to be provided, the INSW Services in a manner and at a level that is consistent, in all material respects, with the manner and level at which such INSW Services were provided to the INSW Service Recipients prior to the Effective Time. OSG shall provide, or shall cause to be provided, the OSG Services in a manner and at a level that is consistent, in all material respects, with the manner and level at which such OSG Services were provided to the OSG Service Recipients prior to the Effective Time.

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(b)          The Parties acknowledge that any material failure by an INSW Service Provider or an OSG Service Provider to perform the INSW Services or OSG Services or any material interruption or material deterioration in the standard of performance required hereby, may result in significant harm to OSG and the INSW Service Recipients or INSW and the OSG Service Recipients, as the case may be. If either Party provides the other Party’s Service Coordinator with written notice (a “Shortfall Notice”) of the occurrence of any Significant Services Shortfall (as defined below), the applicable INSW Service Provider or OSG Service Provider, as the case may be, shall take the actions required by Section 5.3 of this Agreement within five Business Days from the date of such notice. If the applicable INSW Service Provider or OSG Service Provider, as the case may be, fails to remedy such Significant Services Shortfall as required by this Section 2.5(b), the Party delivering the Shortfall Notice may escalate the matter for resolution through the escalation procedures set forth in Section 2.9 and the Parties and the applicable INSW Service Provider or OSG Service Provider shall promptly implement any remedy determined in accordance with such Section 2.9. For purposes of this Section 2.5(b), a “Significant Services Shortfall” shall be deemed to have occurred if the quality or performance of INSW Services or INSW Services, as the case may be, provided hereunder falls materially below the standard required by Section 2.5(a) hereof.

2.6          Interruption of Services. If, due to a Force Majeure Event, INSW, OSG, an INSW Service Provider or an OSG Service Provider is unable, wholly or partially, to perform its obligations hereunder, then INSW or OSG, as the case may be, shall be relieved of liability and shall suffer no prejudice for failing to perform or comply during the continuance and to the extent of such whole or partial inability to perform its obligations hereunder so caused by such Force Majeure Event. INSW or OSG shall or shall cause the applicable INSW Service Provider(s) or OSG Service Provider(s) to use commercially reasonable efforts to remedy as soon as practicable the situation caused by such Force Majeure Event and remove, so far as possible and as soon as practicable, the cause of its inability to perform or comply.

2.7          Access. The INSW Service Recipients and OSG Service Recipients shall, and shall cause any applicable Affiliates to, make available on a timely basis to INSW and to each INSW Service Provider or to OSG and to each OSG Service Provider, as the case may be, such information reasonably requested by such INSW Service Provider or OSG Service Provider as is necessary to enable INSW and such INSW Service Provider or OSG and such OSG Service Provider to provide the INSW Services or OSG Services. The INSW Service Recipients and OSG Service Recipients shall, and shall cause any applicable Affiliates to, provide to INSW and to the INSW Service Providers or to OSG and to the OSG Service Providers, as the case may be, reasonable access to their premises and the systems, software and networks located therein, to the extent necessary for the purpose of providing the INSW Services or OSG Services.

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2.8          Records Relating to the INSW Services and OSG Services. INSW and OSG shall maintain, and shall cause the INSW Service Providers or the OSG Service Providers, as the case may be, to maintain, records of all receipts, invoices, reports and other documents relating to the INSW Services or the OSG Services in accordance with applicable Law and their standard practices and procedures, consistently applied. Each of OSG and INSW shall have the right to inspect and, at its expense, copy such records during the regular office hours of INSW or the INSW Service Providers or OSG or the OSG Service Providers, as the case may be. OSG or INSW, as the case may be, shall give reasonable prior notice of any such inspection or copying request. Each Party and the INSW Service Providers or OSG Service Providers, as the case may be, shall retain such accounting records and make them available to any auditors retained by the other Party for the later of (a) 12 months after the term of this Agreement and (b) the period required by Law (the “End Date”). If the other Party shall request in writing prior to the End Date that any of the foregoing records and other documents be delivered to such requesting Party, the records and other documents shall be delivered as was requested, at the expense of the requesting Party.

2.9          Service Coordinators.

(a)          INSW and OSG shall each nominate (i) a representative to act as the primary contact persons with respect to the performance of the INSW Services and OSG Services (the “Service Coordinators”) and (ii) a representative to act as final decision-makers in the event that the Service Coordinators cannot resolve a dispute or problem in the course of the delivery of the INSW Services and/or OSG Services (“Final Coordinators”). The initial Service Coordinators shall be the Controller of INSW and the Controller of OSG; and initial Final Coordinators shall be Lois K. Zabrocky for INSW and Samuel H. Norton for OSG.

(b)          Except as specifically set forth in this Agreement, each Service Coordinator will have the authority and responsibility to:

(i)           oversee matters relating to the respective appointing Party that are set out in this Agreement;

(ii)          represent the appointing Party in relation to this Agreement and make appropriate decisions on day-to-day issues;

(iii)         coordinate the technical aspects of the INSW Services or the OSG Services, as the case may be, and consult on the operation and management of the INSW Services or the OSG Services, as the case may be; and

(iv)         monitor the appointing Party’s compliance with its obligations under this Agreement and review the performance of the INSW Services and the OSG Services.

(c)          The Parties shall cause the Service Coordinators to meet with such frequency as is necessary to discuss the performance of the INSW Services and the OSG Services and concerns of the Parties or a Party regarding the provision of and payment for same, potential changes to systems or personnel used to perform the INSW Services or the OSG Services, as the case may be, expenses other than those specifically included in the fees and expenses provided for on Schedule A, as the case may be, and the status of the Parties’ transition efforts to eliminate their need to receive the INSW Services or the OSG Services, as the case may be, among other issues. The Final Coordinators will meet as required pursuant to this Agreement.

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(d)          Unless INSW and OSG otherwise agree, all communications relating to this Agreement, the INSW Services and the OSG Services will be directed to the Service Coordinators. Each Party may treat an act of a Service Coordinator or Final Coordinator of another Party as being authorized by such Party without inquiring behind such act or ascertaining whether such Service Coordinator or Final Coordinator had authority to so act.

(e)          Each Party shall have the right at any time and from time to time to replace its Service Coordinator or Final Coordinator by giving notice in writing signed by an officer of such Party to the other Party setting forth the name of (i) the person to be replaced and (ii) the replacement, and stating that the replacement is authorized to act for the Party giving notice in all matters relating to the Agreement.

(f)           Should a dispute arise under this Agreement between the Parties, either Party shall have the right to refer the dispute for resolution to the Service Coordinators by delivering to the other Party’s Service Coordinator a written notice of such referral (a “Dispute Escalation Notice”). Following receipt of a Dispute Escalation Notice, the Service Coordinators shall negotiate in good faith to resolve such dispute as soon as practicable. If the Service Coordinators cannot resolve such dispute within five Business Days, after the Dispute Escalation Notice, they shall refer the matter to the Final Coordinators, who shall negotiate in good faith to resolve such dispute as soon as practicable. If the Final Coordinators are unable to resolve such dispute within 15 Business Days after the date of the Dispute Escalation Notice, either Party shall have the right to commence litigation in accordance with Section 7.9 hereof. The Parties agree that all discussions, negotiations and other information exchanged between the Parties during the foregoing escalation proceedings shall be without prejudice to the legal position of a Party in any subsequent litigation.

2.10        Space-sharing; Training.

(a)          Certain services, as more particularly described in Schedule A attached hereto, are provided in spaces the occupancy of which will be temporarily shared by OSG and INSW. Accordingly, INSW hereby grants to OSG a non-transferable license to use and occupy the spaces described in Schedule B (the “Licensed Space”) for a period of twelve months following the Closing Date.  INSW shall provide OSG with essential services such as basic utility services, access to common areas, conference rooms, as well as computers and equipment, in the same manner as provided to the tenants in the Licensed Space on the date immediately prior to the Closing Date. A license fee, as set forth in Schedule A, shall be payable for the Licensed Space. Subject to the terms of the Agreement of Lease between Third Avenue Tower Owner LLC, as landlord, and OSG, as tenant, dated February 4, 2016, the Licensed Space shared by OSG and INSW should  (i) have unmistakably identifiable clear signage and (ii) be physically separated (in spaces where it is reasonably practicable, they shall be physically separated into separate suites).

(b)          Subject to Section 4.1(a) and in furtherance of the physical separation described in Section 2.10(a), each Party, on behalf of itself and each of its Affiliates, agrees that it shall train those directors, officers or employees occupying such Licensed Space to (i) hold, in strict confidence, competitively sensitive materials (including pricing information, reduction information and confidential capacity expansion), and (ii) not disclose such information to those directors, officers or employees of the other Party.

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Article III

FEES AND EXPENSES

3.1          Fees and Expenses. The fees and expenses for each of the INSW Services to be provided hereunder are set forth in Schedule A hereto and the fees and expenses for each of the OSG Services to be provided hereunder are set forth in Schedule A hereto, in each case as such Schedule A may be amended or deemed amended, from time to time, in accordance with the terms and conditions hereof. The Service Coordinators shall meet to review, among other things, the level of fees and expenses set forth on Schedule A hereto, and to compare such fee and expense levels to the actual costs of providing the INSW Services and the OSG Services, commencing two months after the Closing Date. The fees and expenses on Schedule A shall be adjusted as agreed by the Service Coordinators as a result of such review for INSW Services and OSG Services involved after the date of such determination. Disputes in connection with such review shall be resolved in accordance with Section 2.9. Schedule A shall be amended, or deemed amended, promptly following any such determination made pursuant to this Section 3.1 (including any determination reached following any dispute resolution proceeding pursuant to Section 2.9).

3.2          Billing and Payment; No Set-off; Advance Payment for Disbursements.

(a)          Amounts payable in respect of INSW Services or OSG Services under this Agreement shall be invoiced to OSG or INSW, as the case may be, monthly in arrears and paid to INSW or OSG, as the case may be, as directed, which amounts shall be due within 10 days after the date of invoice. All amounts due and payable hereunder shall be invoiced and, except as set forth in Schedule A hereto, paid in U.S. dollars without offset, set-off, deduction or counterclaim, however arising. Any such invoice shall set forth information in reasonable detail regarding such amounts due and payable.

(b)          An INSW Service Provider or OSG Service Provider, as applicable, shall not be responsible for making any disbursement or other payment on behalf of the INSW Service Recipient or OSG Service Recipient, as applicable (e.g., to a third party supplier), unless the INSW Service Recipient or OSG Service Recipient, as applicable, has advanced to the INSW Service Provider or OSG Service Provider, as applicable, the amount to be disbursed or paid.

3.3          Additional Costs.

(a)          OSG shall reimburse INSW for the costs designated in Schedule A as reimbursable by OSG. INSW shall reimburse OSG for the costs designated in Schedule A as reimbursable by INSW.

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(b)          The Parties acknowledge and agree that, except as otherwise set forth on a Schedule hereto, the INSW Services and the OSG Services and the amounts set forth as payable in respect of such INSW Services or such OSG Services do not include the cost of (i) recruiting, hiring or retaining additional employees in the event employees providing the INSW Services or OSG Services on the date hereof are determined by the Service Coordinators to be inadequate to provide the level of INSW Services or OSG Services, as the case may be, required pursuant to this Agreement (and for the avoidance of doubt, such amounts do include the cost of hiring replacement employees for employees who cease to be employed by the applicable INSW Service Provider or OSG Service Provider during the term of this Agreement) or (ii) training employees of the INSW Service Recipient or OSG Service Recipient, as the case may be, or otherwise facilitating the migration (including the Migration Services (as defined below)) or transition of assets or capabilities for the INSW Service Recipient or OSG Service Recipient to be able to operate its business without the need for the INSW Services or the OSG Services, as the case may be. In the event any such recruiting, hiring, training or facilitation of the migration (including the Migration Services (as defined below)) or transition of assets or capabilities is required by any Party, such request shall be referred to the Service Coordinators who shall determine whether such request shall be fulfilled and the terms and conditions thereof.

3.4          Late Payments. Late payments shall bear interest at a rate per annum equal to the Interest Rate as of the date of each such invoice plus 2%.

3.5          Taxes. The fees for the INSW Services set forth on Schedule A and the OSG Services set forth on Schedule A are exclusive of taxes. Upon notice from the INSW Service Provider or OSG Service Provider of the amount of any tax required to be withheld, the INSW Service Recipient or OSG Service Recipient, as the case may be, shall withhold such amount from payments made pursuant to this Agreement, and the INSW Service Recipient or OSG Service Recipient, as the case may be, shall pay such taxes to the applicable taxing authorities. The INSW Service Recipient or OSG Service Recipient shall promptly furnish to the INSW Service Provider or OSG Service Provider such evidence as may be required by the applicable taxing authorities to establish that any such tax has been paid by the INSW Service Recipient or OSG Service Recipient to assist in obtaining any tax credits for the amounts withheld from payments pursuant to this Agreement. The INSW Service Recipient or OSG Service Recipient shall pay to the applicable INSW Service Provider or OSG Service Provider the amount of any applicable sales tax, use or service tax, value-added tax, goods and services tax or any other similar taxes that such INSW Service Provider or OSG Service Provider may be required to collect from such INSW Service Recipient or OSG Service Recipient in connection with such INSW Service Provider’s or OSG Service Provider’s performance pursuant to this Agreement, except for any franchise tax, withholding tax (as described above) or any tax imposed on such INSW Service Provider’s or OSG Service Provider’s net income. Such INSW Service Provider or OSG Service Provider shall identify any such tax as a separate line item on each invoice, unless taxes are required under the law of the relevant jurisdiction to be included in the price.

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Article IV

CONFIDENTIALITY

4.1          Confidentiality Obligations.

(a)          Each Party acknowledges in connection with the provision of INSW Services or OSG Services hereunder (i) that such Party may have in its possession and/or may receive information of the other Party that is not available to the general public, and (ii) that such information may constitute, contain or include material non-public information of the other Party. Subject to Section 4.1(b), INSW, on behalf of itself and each of its Affiliates, and OSG, on behalf of itself and each of its Affiliates, agrees to hold, and to cause its respective directors, officers, employees, agents, third party contractors, vendors, INSW Service Providers, OSG Service Providers, accountants, counsel and other advisors and representatives (collectively, “Representatives”) to hold, in strict confidence, with at least the same degree of care that such Party applies to its own confidential and proprietary information pursuant to its applicable policies and procedures in effect as of the Closing Date, but not less than reasonable care, all information concerning the other Party (or its business) and such other Party’s Affiliates (or their respective businesses) that is either in its possession (including information in its possession prior to the Closing Date) or furnished by the other Party or the other Party’s Affiliates or their respective Representatives at any time pursuant to this Agreement, and will not use such information other than for such purposes as may be permitted hereunder, except, in each case, to the extent that such information: (1) is or becomes available to the general public, other than as a result of a disclosure by such Party or its Affiliates or any of their respective Representatives in breach of this Agreement; (2) was available to such Party or its Affiliates or becomes available to such Party or its Affiliates on a non-confidential basis from a source other than the other Party hereto; provided, that the source of such information was not known by such Party to be bound by a confidentiality obligation with respect to such information, or otherwise prohibited from transmitting the information to such Party or its Affiliates by a contractual, legal or fiduciary obligation; or (3) is independently known or generated by such Party without use of or reference to any proprietary or confidential information of the other Party. The foregoing exceptions do not apply to the disclosure of Customer Information (as defined below), which may not be disclosed except in accordance with applicable Law.

(b)          “Customer Information” is defined as all information owned or possessed by a Party about customers of such Party or any of its Affiliates, including, but not limited to, name, address, telephone number, email address, account or policy information, and any list or grouping of customers and any other type of information deemed “nonpublic” and protected by applicable privacy Law.

(c)          Each Party shall comply with any applicable Law and/or regulations with respect to privacy and data security relative to Customer Information and shall implement and maintain an effective information security program to protect the other Party’s Customer Information in compliance with all applicable privacy Law, which program shall include administrative, technical, and physical safeguards, as they may be reasonably required:

(i)           to ensure the security and confidentiality of Customer Information;

(ii)          to protect against any anticipated threats or hazards to the security or integrity of such Customer Information; and

(iii)         to protect against unauthorized access to or use of Customer Information which could result in substantial harm or inconvenience to the owner of such Customer Information or its Affiliates, or to customers of any of them.

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(d)          Notwithstanding anything herein to the contrary, in the event that either Party or any of its Representatives either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable Law or the rules or regulations of a Governmental Authority or receives any demand under lawful process or from any Governmental Authority to disclose or provide information of the other Party that is subject to an obligation of confidentiality, such Party shall, if possible, notify the other Party prior to disclosing or providing such information and, if the other Party so requests, cooperate at the expense of the requesting Party in seeking any reasonable protective arrangements reasonably requested by such other Party. In the event that a protective arrangement is not obtained, the Person that received such request (i) may thereafter disclose or provide such information to the extent required by such Law (as so advised by counsel) or by lawful process or such Governmental Authority, without liability therefor and (ii) shall exercise commercially reasonable efforts to have confidential treatment accorded to any such information so provided or furnished.

Article V

NO WARRANTY; LIMITATION OF

LIABILITY; INDEMNIFICATION; ESCALATION

5.1          Disclaimer of Warranty by INSW and OSG. EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE INSW SERVICES AND OSG SERVICES TO BE PURCHASED UNDER THIS AGREEMENT ARE PROVIDED AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT WARRANTY OR CONDITION OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR ANY OTHER WARRANTY WHATSOEVER.

5.2          Third Parties and Services. INSW and OSG shall cooperate to obtain all consents sufficient to enable the INSW Service Providers and the OSG Service Providers to perform the INSW Services and the OSG Services, as the case may be, in accordance with this Agreement for any third party software or other intellectual property related to the provision of the INSW Services, and the OSG Services, as the case may be. OSG and INSW shall cooperate in obtaining all such required consents related to the provision of the INSW Services and OSG Services. OSG and INSW shall bear the respective costs of obtaining such consents to the extent such consents are identified prior to the date hereof. Any such costs identified after the date hereof shall be borne by the parties in such proportion as they may agree. In the event that any such consent is not obtained, then, unless and until such consent is obtained, during the term of the applicable INSW Service or OSG Service, the Parties shall cooperate with each other in achieving a reasonable alternative arrangement for the provision of such INSW Service or OSG Service. Failure to obtain any such consents, and any resulting failure to provide INSW Services or OSG Services hereunder, shall not be deemed a breach hereof.

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5.3          Obligation to Re-perform INSW Services and OSG Services. In the event of any breach of this Agreement by INSW or OSG or any INSW Service Provider or OSG Service Provider with respect to any failure by INSW or a INSW Service Provider, or OSG or a OSG Service Provider, as applicable, to provide any INSW Service or OSG Service, as the case may be, in accordance with the terms of this Agreement, INSW or OSG, as the case may be, shall use commercially reasonable efforts, or shall cause the applicable INSW Service Provider or OSG Service Provider to use commercially reasonable efforts to, correct in all material respects such error or defect or re-perform in all material respects such INSW Service or OSG Service at the request of OSG and at the expense of INSW (with respect to an INSW Service) or at the request of INSW and at the expense of OSG (with respect to an OSG Service). To be effective, any such request by OSG or INSW must (a) specify in reasonable detail the particular error or defect and (b) be made no more than 60 days from the date such error or defect was discovered by such Party or should have been discovered by such Party after reasonable inquiry.

5.4          Indemnity.

(a)          INSW shall indemnify, defend and hold harmless OSG and its Affiliates, against all claims, liabilities, damages, losses or expenses, whether actual or alleged by a third party to the extent arising out of the gross negligence, recklessness, willful misconduct, willful breach of contract or violations of Law by INSW, its Affiliates, any INSW Service Provider, or any of their employees, agents, subcontractors or assigns in the performance of this Agreement or while on, entering or leaving the property of OSG or its Affiliates.

(b)          INSW shall indemnify, defend and hold harmless OSG and its Affiliates, against all claims, liabilities, damages, losses or expenses, in connection with the provision of the OSG Services, whether actual or alleged by a third party, to the extent such claims, liabilities, damages, losses or expenses do not arise out of the gross negligence, recklessness, willful misconduct, willful breach of contract or violations of Law by OSG, its Affiliates, any INSW Service Provider or any of their employees, agents, subcontractors or assigns in the performance of this Agreement or while on, entering or leaving the property of INSW or its Affiliates.

(c)          OSG shall indemnify, defend and hold harmless INSW and its Affiliates, against all claims, liabilities, damages, losses or expenses, whether actual or alleged by a third party to the extent arising out of the gross negligence, recklessness, willful misconduct, willful breach of contract or violations of Law by OSG, its Affiliates, any OSG Service Provider, or any of their employees, agents, subcontractors or assigns in the performance of this Agreement or while on, entering or leaving the property of INSW or its Affiliates.

(d)          OSG shall indemnify, defend and hold harmless INSW and its Affiliates, against all claims, liabilities, damages, losses or expenses, in connection with the provision of the INSW Services, whether actual or alleged by a third party, to the extent such claims, liabilities, damages, losses or expenses do not arise out of the gross negligence, recklessness, willful misconduct, willful breach of contract or violations of Law by INSW, its Affiliates, any INSW Service Provider or any of their employees, agents, subcontractors or assigns in the performance of this Agreement or while on, entering or leaving the property of OSG or its Affiliates.

5.5          LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY:

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(a)          THE MAXIMUM LIABILITY OF EITHER PARTY TO THE OTHER PARTY AND ITS AFFILIATES (AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, VENDORS AND EMPLOYEES) WITH RESPECT TO ANY AND ALL CLAIMS ARISING IN CONNECTION WITH THE PROVISION OF THE INSW SERVICES BY INSW OR ANY INSW SERVICE PROVIDER OR THE PROVISION OF THE OSG SERVICES BY OSG OR ANY OSG SERVICE PROVIDER, REGARDLESS OF THE THEORY UPON WHICH THE LIABILITY IS PREMISED, SHALL NOT EXCEED THE AGGREGATE FEES PAID AND PAYABLE TO SUCH PARTY UNDER THIS AGREEMENT, BUT FOR THE AVOIDANCE OF DOUBT, NO PARTY SHALL PROVIDE INDEMNIFICATION FOR FEES PAYABLE UNDER THIS AGREEMENT IF SUCH FEES ARE ALSO FORGIVEN OR DEEMED NOT TO BE PAYABLE;

(b)          IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES (OR THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, INSW SERVICE PROVIDERS, OSG SERVICE PROVIDERS OR EMPLOYEES) FOR INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, IN CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND EACH PARTY HEREBY WAIVES ON BEHALF OF ITSELF, ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, INSW SERVICE PROVIDERS, OSG SERVICE PROVIDERS OR EMPLOYEES ANY CLAIM FOR SUCH DAMAGES INCLUDING ANY CLAIM FOR LOST PROFITS, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE;

(c)          IN NO EVENT SHALL INSW OR OSG BE LIABLE FOR THE ACTS OR OMISSIONS OF THIRD PARTY SERVICE PROVIDERS, EXCEPT INSOFAR AS SUCH ACTS OR OMISSIONS AROSE FROM GROSS NEGLIGENCE, RECKLESSNESS, WILLFUL MISCONDUCT, WILLFUL BREACH OF CONTRACT OR VIOLATIONS OF LAW BY INSW OR OSG, OR SUCH DISRUPTIONS WERE EXTENDED BY THE FAILURE OF INSW OR OSG, AS APPLICABLE, TO USE COMMERCIALLY REASONABLE EFFORTS TO RECRUIT AND TRAIN APPROPRIATE REPLACEMENT STAFF; AND

(d)          IT IS ACKNOWLEDGED AND AGREED THAT NEITHER PARTY NOR ANY INSW SERVICE PROVIDER NOR OSG SERVICE PROVIDER IS PROVIDING ANY INVESTMENT, LEGAL OR TAX ADVICE TO ANY PERSON UNDER THIS AGREEMENT AND IN NO EVENT SHALL THE PROVISION OF INSW SERVICES OR OSG SERVICES BE CONSTRUED AS THE PROVISION OF ANY INVESTMENT, LEGAL OR TAX ADVICE TO ANY PERSON.

Article VI

TERM; TERMINATION

6.1          Term. This Agreement shall commence on the Closing Date and unless terminated earlier in accordance with this Article VI, will terminate on the date that is 30 days following the date on which the terms of all the INSW Services and OSG Services have expired or been terminated (the “Term”).

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6.2          Early Termination of INSW Services or OSG Services.

(a)          A INSW Service Recipient or OSG Service Recipient may, for any reason or no reason, discontinue receiving any of the INSW Services or OSG Services, as the case may be, by giving the applicable INSW Service Provider or OSG Service Provider at least 20 days’ prior written notice of such termination, which termination shall be effective on the last day of the month in which the day that is 20 days following the date such notice is delivered occurs. Schedule A shall be deemed amended to delete such INSW Services or OSG Services as of such date, and this Agreement shall be of no further force and effect for such INSW Services or OSG Services.

(b)          In the event that pursuant to Section 2.6 an INSW Service Provider or OSG Service Provider reduces or suspends the provision of any INSW Service or OSG Service due to a Force Majeure Event and such reduction or suspension continues for at least 15 consecutive days, the other Party may immediately terminate the applicable INSW Service or OSG Service, upon written notice.

6.3          Expiration of Services.

(a)          The obligation of an INSW Service Provider or OSG Service Provider to provide an INSW Service or OSG Service, as the case may be, shall expire and terminate on the concluding date of the period set forth under the column “Duration” in Schedule A hereto with respect to such INSW Service or OSG Service, as the case may be (each such concluding date, an “Expiration Date”).

(b)          Notwithstanding Section 6.3(a), an INSW Service Recipient or OSG Service Recipient may, at least 30 days prior to such Expiration Date, request that the INSW Service Provider or OSG Service Provider, as the case may be, continue to provide such INSW Service or OSG Service, as the case may be, on a month-to-month basis following such Expiration Date (such request, a “Service Extension Request”).

(c)          Within 15 days following receipt of a Service Extension Request, the INSW Service Provider or OSG Service Provider, as applicable, shall notify the INSW Service Recipient or OSG Service Recipient:

(i)           whether the INSW Service Provider or OSG Service Provider, as applicable, is willing to continue providing such INSW Service or OSG Service, as the case may be, following the Expiration Date and whether the INSW Service Provider or OSG Service Provider will be providing such INSW Services or OSG Services to itself or any of its Affiliates following the Expiration Date; or

(ii)          that the INSW Service Provider or OSG Service Provider, as applicable, is not willing to continue providing such INSW Service or OSG Service, as the case may be, following the Expiration Date.

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(d)          In the event that an INSW Service Provider or OSG Service Provider delivers a notice pursuant to Section 6.3(c)(i) and (i) it will be providing services equivalent to such INSW Services or OSG Services to itself or any of its Affiliates following the Expiration Date, the INSW Service Provider or OSG Service Provider shall continue to provide such INSW Service or OSG Service, as the case may be, on a month-to-month basis and otherwise on the terms and conditions set forth in this Agreement, or (ii) it will not be providing services equivalent to such INSW Service or OSG Service to itself or any of its Affiliates following the Expiration Date, the INSW Service Provider or the OSG Service Provider shall continue to provide such INSW Service or OSG Service, as the case may be, on a month-to-month basis and the INSW Service Recipient or OSG Service Recipient shall pay a fee with respect to the Expense Category that includes such INSW Service or OSG Service equal to the corresponding amount set forth under the column of the Legend in Schedule A hereto captioned “Total Cost” or as otherwise agreed by the Service Coordinators.

(e)          In the event that an INSW Service Provider or OSG Service Provider delivers a notice pursuant to Section 6.3(c)(ii) or fails to deliver any notice in response to a Service Extension Request, the applicable INSW Service or OSG Service shall terminate on the Expiration Date set forth in Schedule A hereto. Schedule A shall be deemed amended to delete such INSW Service or OSG Service as of such date, and this Agreement shall be of no further force and effect for such INSW Service or OSG Service.

(f)          Any INSW Services or OSG Services that are provided on a month-to-month basis pursuant to this Section 6.3 may be terminated by either party upon at least 20 days’ prior written notice of such termination, which termination shall be effective on the last day of the month in which the day that is 20 days following the date such notice is delivered occurs. Schedule A shall be deemed amended to delete such INSW Service or OSG Service as of such date, and this Agreement shall be of no further force and effect for such INSW Service or OSG Service.

6.4          Breach of Agreement. Subject to Article V, if either Party shall cause or suffer to exist any material breach of any of its obligations under this Agreement, including any failure to make payments when due, and that Party does not cure such default in all material respects within 30 days after receiving written notice thereof from the non-breaching Party, the non-breaching Party may terminate each affected INSW Service on Schedule A or OSG Service on Schedule A, including the provision of INSW Services or OSG Services pursuant thereto, immediately by providing written notice of termination; provided, that, for the avoidance of doubt, failure to pay fees or reimburse costs in respect of any INSW Services or OSG Services shall be deemed to affect all INSW Services or OSG Services, as the case may be.

6.5          Sums Due. In the event of a termination (including any termination pursuant to Section 6.2) or expiration of this Agreement (or INSW Services or OSG Services), each Party shall be entitled to the payment or reimbursement of, and the other Party shall pay and reimburse such Party, within 30 days of receiving an invoice, all amounts due and payable to such Party under this Agreement.

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6.6          Return of Materials. Upon the termination or expiration of any INSW Service or OSG Service (including in connection with the expiration of this Agreement) with respect to which a Party or an Affiliate thereof (including a INSW Service Provider or OSG Service Provider, as the case may be) holds books, records, files, databases, confidential information or computer software or hardware (including, without limitation, current and archived copies of computer files) owned or leased by the other Party or an Affiliate thereof and used in connection with the provision of an INSW Service or OSG Service (the “Materials”), such Party will return, or caused to be returned, or, at the option of the other Party, destroy and certify the destruction of, all such Materials promptly upon the termination or expiration of such INSW Service or OSG Service, but not later than 30 days after such termination or expiration. In the case of computer files or data, such Materials shall be delivered to such other Party or its Affiliate in a format usable by such other Party or its Affiliate, as the case may be.

6.7          Migration Services. The INSW Service Providers shall provide to OSG and its Affiliates the migration services identified as such in Schedule A (the “INSW Migration Services”) in connection with the transition from the INSW Service Providers’ performance of the INSW Services to OSG’s performance of such services (the “INSW Transition”). The OSG Service Providers shall provide to INSW and its affiliates the migration services identified as such in Schedule A (the “OSG Migration Services” and collectively with the INSW Migration Services, the “Migration Services”) in connection with the transition from OSG Service Providers’ performance of the OSG Services to INSW’s performance of such services (the “OSG Transition” and collectively with the INSW Transition, the “Transition”). In the absence of Migration Services on Schedule A, the Parties shall negotiate in good faith the Migration Services to be provided. The Parties shall cooperate with and assist each other in connection with the Transition to the extent commercially reasonable, taking into account the need to minimize both the cost of such Transition and the disruption to the ongoing business activities of the Parties. The Parties acknowledge that the foregoing may include, among other things, negotiating, entering into and performing, the provision of assistance reasonably requested by OSG or INSW in connection with the Transition, including separation of data, migration of historical data, migration-specific enhancements and cooperation with and assistance to third party consultants engaged by OSG or its Affiliates or INSW or its Affiliates in connection with the foregoing. OSG shall pay INSW’s and each INSW Service Provider’s, and INSW shall pay OSG’s and each OSG Service Provider’s, third party consultants cost and reasonable out-of-pocket costs incurred in providing such requested assistance.

6.8          Effect of Termination. Articles I, IV and VII and Sections 5.1, 5.3, 5.4, 5.5, 6.5, 6.6, 6.7 and this 6.8 shall survive any termination of this Agreement.

Article VII

MISCELLANEOUS

7.1          Notices. All notices, requests, claims, demands and other communications hereunder (except for routine communications contemplated by certain INSW Services or OSG Services, as the case may be) shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier or by facsimile (with confirmation copies delivered personally or by courier within three Business Days) to the respective Parties at the following addresses or facsimile numbers (or at such other address for a Party as shall be specified by like notice):

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If to INSW, to:

International Seaways, Inc. (f/k/a OSG International, Inc.)

c/o International Seaways Ship Management LLC

600 Third Avenue, 39th Floor

New York, New York 10016

Attention: President

Fax: 212-578-1832

with a copy to:

International Seaways, Inc. (f/k/a OSG International, Inc.)

c/o International Seaways Ship Management LLC

600 Third Avenue, 39th Floor

New York, New York 10016

Attention: General Counsel

Fax: 212-251-1180

with an additional copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Jeffrey D. Karpf

Fax: (212) 225-3999

If to OSG, to:

Overseas Shipholding Group, Inc.

Two Harbour Place

302 Knights Run Avenue, Suite 1200

Tampa, Florida 33602

Attention: President

Fax: 813-221-2769

with additional copies to:

Overseas Shipholding Group, Inc.

Two Harbour Place

302 Knights Run Avenue, Suite 1200

Tampa, Florida 33602

Attention: General Counsel

Fax: 813-221-3189

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and

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Jeffrey D. Karpf

Fax: (212) 225-3999

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this section, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this section, be deemed given upon receipt and (c) if delivered by mail in the manner described above to the address as provided in this section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this section). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

7.2          Entire Agreement. This Agreement, the Separation Agreement and the Ancillary Agreements (as defined in the Separation Agreement), together with all exhibits and schedules hereto and thereto constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

7.3          Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

7.4          Amendment. This Agreement may be amended, supplemented, modified or superseded only by a written instrument signed by duly authorized signatories of the Parties.

7.5          Independent Contractors. In performing the INSW Services or OSG Services hereunder, each INSW Service Provider or OSG Service Provider, as the case may be, shall operate as and have the status of an independent contractor. No INSW Service Provider’s or OSG Service Provider’s employees shall be considered employees or agents of the other Party, nor shall the employees of any Party be eligible or entitled to any benefits, perquisites or privileges given or extended to any of the other Party’s employees in connection with the provision of INSW Services or OSG Services. Nothing contained in this Agreement shall be deemed or construed to create a joint venture or partnership between the Parties. No Party shall have any power to control the activities and/or operations of the other Party. No Party shall have any power or authority to bind or commit any other Party.

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7.6          Third Party Beneficiary. The Persons listed in Sections 5.4(a) and 5.4(c) of this Agreement are third party beneficiaries under this Agreement. Except as provided in the preceding sentence, (a) the terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and its respective successors or permitted assigns, and (b) it is not the intention of the Parties to confer third party beneficiary rights upon any other Person.

7.7          No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Party hereto and any attempt to do so will be void, except that each Party hereto may assign any or all of its rights, interests and obligations hereunder to an Affiliate, provided, that, any such Affiliate agrees in writing to be bound by all of the terms, conditions and provisions contained herein, and no such assignment shall relieve the assigning Party of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and assigns.

7.8          Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

7.9          Submission to Jurisdiction; Waivers.

(a)          Each of the Parties agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Subject to the prior exhaustion of the escalation provisions in Section 2.9, it is accordingly agreed that in addition to any other remedy available at Law or in equity, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in a state or federal court located in the Borough of Manhattan, City of New York. In addition, each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the Federal courts and the courts of the State of New York, in each case located in the Borough of Manhattan, City of New York, for the purpose of any action or proceeding arising out of or relating to this Agreement, and each of the Parties hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any New York state or federal court located in the Borough of Manhattan, City of New York. Each of the Parties agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)          Each of the Parties irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such Party. Nothing in this Section 7.9(b) shall affect the right of any Party to serve legal process in any other manner permitted by Law.

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(c)          EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PURCHASER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

7.10        Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

7.11        Governing Law. This Agreement and any dispute arising out of, relating to or in connection with this Agreement shall be governed by, and construed in accordance with the laws of the State of New York.

7.12        Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two (2) or more counterparts, and by the different Parties in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

7.13        Intellectual Property and Data.

(a)          Each Party shall retain ownership of their and their Affiliates’ intellectual property and data existing as of the date hereof. Unless agreed otherwise in Schedule A, each Party hereto agrees that any intellectual property or data of the other Party or its Affiliates or licensors made available to such Party or its Affiliates in connection with the INSW Services or OSG Services, and any derivative works, additions, modifications, translations or enhancements thereof created by a Party or its Affiliates pursuant to this Agreement, are and shall remain the sole property of the original owner of such intellectual property or data, provided, that OSG shall exclusively own any and all data generated with respect to the INSW Services received under this Agreement and INSW shall exclusively own any and all data generated with respect to the OSG Services received under this Agreement. Each of the Parties agrees to execute and to cause its Affiliates (including any INSW Service Providers or OSG Service Providers) to execute all such further instruments and documents and to take all such further action as the other Party may reasonably require in order to effectuate the terms and purposes of this Agreement.

(b)          OSG hereby grants to INSW a non-exclusive, royalty free, fully paid-up, non-transferable, worldwide license to use OSG Data during the Term solely (i) to provide the INSW Services and (ii) to comply with INSW’s obligations under applicable Law with respect to such OSG Data. INSW hereby grants to OSG a non-exclusive, royalty free, fully paid-up, non-transferable, worldwide license to use INSW Data during the Term solely (1) to provide the OSG Services and (2) to comply with OSG’s obligations under applicable Law with respect to such INSW Data.

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7.14        Non-solicitation. In furtherance and not in limitation of Section 8.2(a) of the Separation Agreement, the Parties agree that each will not solicit, directly or indirectly (including by encouraging, proposing or seeking to cause any such solicitation by any other person), on behalf of itself, its Affiliates or any other person, firm, corporation, associate or other entity, the employment of any individual who is employed by the other immediately after the Closing Date and who provides INSW Services or OSG Services to an INSW Service Recipient or OSG Service Recipient, as the case may be (a “Dedicated Employee”), provided that either Party may solicit the employment of a Dedicated Employee of the other Party if such employment is to begin on or after the date on which such Dedicated Employee ceases to provide INSW Services or OSG Services The foregoing limitation shall expire with respect to a Dedicated Employee upon the earlier of one year following (a) the date on which such Dedicated Employee ceases to provide INSW Services or OSG Services and (b) the termination of this Agreement. Notwithstanding the foregoing, general solicitations of employment published in any form of the media including the Internet or any other publication of general circulation and not specifically directed towards any such employees shall not be deemed to constitute solicitation for purposes of this section.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Parties have executed this Transition Services Agreement as of the date first written above.

OVERSEAS SHIPHOLDING GROUP, INC.

By:
Name
Title:

INTERNATIONAL SEAWAYS, INC.

By:
Name
Title: